UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2005

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 3.02 – Unregistered Sales of Equity Securities.

On August 11, 2005, SatCon Technology Corporation (the “Company”) entered into a Common Stock Purchase Agreement with several unrelated accredited investors in connection with the private placement of (i) an aggregate of 4,676,151 shares of Common Stock and (ii) warrants to purchase up to an aggregate of 1,169,038 additional shares of Common Stock (the “Warrants”) (collectively, the “Private Placement”).  On August 15, 2005, the Company completed the Private Placement.  The Company received proceeds from the sale of these shares and Warrants equal to approximately $5.8 million, less the Company’s expenses relating to the sale, which are estimated to be $500,000, a portion of which represents investment advisory fees which are discussed in more detail below.

As noted above, as part of the Private Placement, the Company also issued Warrants to purchase up to an aggregate of 1,169,038 shares of Common Stock.  These Warrants are exercisable for a five-year term and have an initial exercise price of $1.99 per share.

Pursuant to a Registration Rights Agreement, within 45 days following the closing of the Private Placement, the Company is obligated to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock sold, as well as the shares of Common Stock underlying the Warrants.  The Company is also obligated to use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 days following the closing date.  Failure to meet these deadlines could result in the Company being obligated to pay certain liquidated damages to the investors.

Ardour Capital Investments LLC (“Ardour”) has been retained to act as the Company’s financial advisor in connection with capital raising activities, including introducing potential investors and engaging in negotiations regarding pricing and structure of the shares of Common Stock and Warrants issued in the Private Placement.  The Company agreed to pay Ardour a fee in the amount of $347,000 in connection with the sale of the shares of Common Stock and Warrants issued in the Private Placement.  In addition, Ardour or its assigns will receive warrants, with an exercise price of $1.84 per share, to purchase 93,523 shares of Common Stock.  These warrants will be immediately exercisable and will expire five years after the date of issuance.

The securities described herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The securities were issued in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Form of Warrant to purchase shares of Common Stock issued in connection with the Private Placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: August 16, 2005	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President, Finance